EXHIBIT 2.7


                      PLAN AND AGREEMENT OF MERGER

                                   OF

                STARNET COMMUNICATIONS INTERNATIONAL INC.

                                  INTO

             STARNET COMMUNICATIONS INTERNATIONAL (DE) INC.

     THIS PLAN AND AGREEMENT OF MERGER (this "Agreement of Merger") is made this 10th day of March, 1997, between Starnet Communications International, Inc., a Nevada corporation with an address of 7631 Bermuda Road, Las Vegas, Nevada 89123 (the "Merging Corporation"), and Starnet Communications International (DE) Inc., a Delaware corporation with an address of 425 Carrall Street, Mezzanine Level, Vancouver, B.C., Canada V6B 6E3 (the "Surviving Corporation").

     WHEREAS, the Merging Corporation has authorized capital stock consisting of 200,000,000 shares of common stock, $.001 par value per share, of which 10,000,000 shares have been duly issued and are not outstanding;

     WHEREAS, the Surviving Corporation has authorized capital stock consisting of 200,000,000 shares of capital stock, $.001 par value per share, of which 1 share of the Class A voting common stock has been duly issued to the Merging Corporation and is now outstanding;

     WHEREAS, the shareholders and boards of directors of the Merging Corporation and the Surviving Corporation, respectively, deem it advisable and generally to the advantage and welfare of the two corporate parties that the Merging Corporation merge with and into the Surviving Corporation under and pursuant to the provisions of Nevada law and of the General Corporation Law of the State of Delaware.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and of the mutual benefits hereby provided, it is agreed by and between the parties hereto as follows:

     1. MERGER. Upon the filing of appropriate documents with the Secretaries of State of Delaware and Nevada, the Merging Corporation shall be hereby merged with and into the Surviving Corporation.

     2. EFFECTIVE DATE. This Agreement of Merger shall become effective immediately upon compliance with the laws of the States of Nevada and Delaware, the time of such effectiveness being hereinafter called the Effective Date.

POWER OF ATTORNEY
AND SIGNATURE ON FILE

/s/                                                                [SEAL]
-------------------------
PACIFIC RIM INVESTMENT INC.                                            77

     3. SURVIVING CORPORATION. The Surviving Corporation shall survive the merger herein contemplated and shall continue to be governed by the laws of the State of Delaware, but the separate corporate existence of the Merging Corporation shall cease forthwith upon the Effective Date.
On the effective date, the name of the Surviving Corporation shall be changed to "Starnet Communications International Inc."

     4. AUTHORIZED CAPITAL. The authorized capital stock of the Surviving Corporation following the Effective Date shall be 200,000,000 shares of stock with a par value of $.001, of which 100,000,000 shares shall be Class A voting common stock, 50,000,000 shares shall be Class B nonvoting common stock, and 50,000,000 shares shall be preferred stock, unless and until the same shall be changed in accordance with the laws of the State of Delaware.

     5. CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Starnet Communications International (DE) Inc. shall be the Certificate of Incorporation of the Surviving Corporation following the Effective Date, except that such Certificate of Incorporation shall be amended to reflect the name change referred to in Section 3 above, unless and until the same shall be amended or repealed in accordance with the provisions thereof, which power to amend or repeal is hereby expressly reserved, and all rights or powers of whatsoever nature conferred in such Certificate of Incorporation or herein upon any shareholder or director or office of the Surviving Corporation or upon any other persons.

     6. BY-LAWS. The By-laws of the Surviving Corporation as they exist on the Effective Date shall be the By-laws of the Surviving Corporation following the Effective Date (except that they shall be further amended to reflect the name change to Starnet Communications International Inc.) unless and until the same shall be further amended or repealed in accordance with the provisions thereof.

     7. OFFICERS. The Officers of the Surviving Corporation immediately after the effective time of the merger shall be those persons who were the Officers of the Surviving Corporation immediately prior to the effective time of the merger, and such persons shall serve in such offices, respectively, for the terms provided by law or in the By-laws, or until their respective successors are elected and qualified.

     8. FURTHER ASSURANCE OF TITLE. If at any time the Surviving Corporation shall consider or be advised that any acknowledgments or assurances in law or other similar actions are necessary or desirable in order to acknowledge or confirm in and to the Surviving Corporation any right, title, or interest of the Merging Corporation held immediately prior to the Effective Date, the Merging Corporation and its proper officers and directors

POWER OF ATTORNEY
AND SIGNATURE ON FILE

/s/                                                                [SEAL]
-------------------------
PACIFIC RIM INVESTMENT INC.                                            78
shall and will execute and deliver all such acknowledgments or assurances in law and do all things necessary or proper to acknowledge or confirm such right, title, or interest in the Surviving Corporation as shall be necessary to carry out the purposes of this Agreement of Merger, and the Surviving Corporation and the proper officers and directors thereof are fully authorized to take any and all such action in the name of the Merging Corporation or otherwise.

     9. RETIREMENT OF ORGANIZATIONAL STOCK. Forthwith upon the Effective Date, the single share of the common stock of the Surviving Corporation presently issued and outstanding in the name of the Merging Corporation shall be retired, and no shares of common stock or other securities of the Surviving Corporation shall be issued in respect thereof.

     10. CONVERSION OF OUTSTANDING STOCK. Forthwith upon the Effective Date, each of the issued and outstanding shares of capital stock of the Merging Corporation, and all rights in respect thereof, shall be converted into one (1) fully paid and nonassessable share of the $.001 par value Class A voting common stock of the Surviving Corporation, such that the certificate or certificates nominally representing the 10,000,000 issued shares of capital stock of the Merging Corporation shall for all purposes be deemed to evidence the ownership of in the aggregate 10,000,000 shares of common stock of the Surviving Corporation. The shareholders of the Merging Corporation shall surrender their certificates representing shares of capital stock of the Merging Corporation in exchange for certificates of Class A voting common stock in the Surviving Corporation. Any stock option plan to which the Merging Corporation is subject shall become an obligation of the Surviving Corporation and any options issued pursuant thereto shall be valid with respect to the stock of the Surviving Corporation.

     11. RIGHTS AND LIABILITIES OF SURVIVING CORPORATION. At and after the effective time of the merger, the Surviving Corporation shall succeed to an possess, without further act or deed, all of the estate, rights, privileges, powers, and franchises, both public and private, and all of the property, real, personal, and mixed, of each of the parties hereto; all debts due to the Merging Corporation or whatever account shall be vested in the Surviving Corporation; all claims, demands, property, rights, privileges, powers and franchises and every other interest of either of the parties hereto shall be as effectively the property of the Surviving Corporation as they were of the respective parties hereto; the title to any real estate vested by deed or otherwise in the Merging Corporation shall not revert or be in any way impaired by reason of the merger, but shall be vested in the Surviving Corporation; all rights of creditors and all liens upon any property of either of the parties hereto shall be preserved unimpaired, limited in lien to the property affected by such lien at the effective time of the merger; all debts, liabilities and

POWER OF ATTORNEY
AND SIGNATURE ON FILE

/s/                                                                [SEAL]
-------------------------
PACIFIC RIM INVESTMENT INC.                                            79
duties of the respective parties hereto shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by it; and the Surviving Corporation shall indemnify and hold harmless the officers and directors of each of the parties hereto against all such debts, liabilities and duties and against all claims and demands arising out of the merger.

     12. BOOK ENTRIES. The merger contemplated hereby shall be treated as a pooling of interests and as of the Effective Date entries shall be made upon the books of the Surviving Corporation in accordance with the following.

          (a) The assets and liabilities of the Merging Corporation shall be recorded at the amounts at which they are carried on the books of the Merging Corporation immediately prior to the Effective Date with appropriate adjustment to reflect the retirement of the 10,000,000 shares of common stock of the Surviving Corporation presently issued and outstanding.

          (b) There shall be credited to the capital account of the Surviving Corporation the aggregate amount of capital equal to that carried on the capital account of the Merging Corporation immediately prior to the Effective Date.

          (c) There shall be credited to the capital surplus and earned surplus accounts an amount equal to that carried on such accounts of the Merging Corporation immediately prior to the Effective Date.

     13. SERVICE OF PROCESS ON SURVIVING CORPORATION. The Surviving Corporation agrees that it may be served with process in the State of Nevada in any proceeding for enforcement of any obligation of the Merging Corporation as well as for the enforcement of any obligation of the Surviving Corporation arising from the merger, including any suit or other proceeding to enforce the right of any dissenting shareholder.

     14. TERMINATION. This Agreement of Merger may be terminated and abandoned by action of the shareholders of the Merging Corporation at any time prior to the Effective Date, whether before or after approval by the shareholders of the two corporate parties hereto.

     15. PLAN OF REORGANIZATION. This Plan and Agreement of Merger constitutes a Plan of Reorganization to be carried out in the manner, on the terms and subject to the conditions herein set forth.

POWER OF ATTORNEY
AND SIGNATURE ON FILE

/s/                                                                [SEAL]
-------------------------
PACIFIC RIM INVESTMENT INC.                                            80

     IN WITNESS WHEREOF, each of the corporate parties hereto, pursuant to the authority duly granted by the shareholders, has caused this Agreement of Merger to be executed by its President and attested by its Secretary.

Attest:                       STARNET COMMUNICATIONS INTERNATIONAL INC.

-----------------------       By:-------------------------------------
Secretary                         President


[CORPORATE SEAL]

Attest:                       STARNET COMMUNICATIONS
                              INTERNATIONAL (DE) INC.

-----------------------       By:-------------------------------------
Secretary                          President

[CORPORATE SEAL]


_____________________________, the Secretary of Starnet Communications International (DE) Inc., hereby certifies that the terms of the foregoing Plan and Agreement of Merger have been fully adopted by the holders of a majority of the outstanding stock of the corporation.



                              --------------------------------------
                              Secretary

_____________________________, the Secretary of Starnet Communications International Inc. hereby certifies that the terms of the foregoing Plan and Agreement of Merger have been fully adopted by the holders of a majority of the outstanding stock of the corporation.



                              --------------------------------------
                              Secretary

POWER OF ATTORNEY
AND SIGNATURE ON FILE

/s/                                                                [SEAL]
-------------------------
PACIFIC RIM INVESTMENT INC.                                            81